Exhibit 4.11
BYLAWS
OF
HONDO PIPELINE, INC.
A Delaware Corporation
(hereinafter called the “Company”)
ARTICLE I
CAPITAL STOCK
     Section 1.1. Certificates Representing Shares. The shares of stock of the Company shall be represented by certificates of stock, signed in the name of the Company (a) by the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of shares of stock in the Company owned by the holder named in the certificate. Any or all of the signatures of such officers on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.
     Section 1.2. Lost, Stolen or Destroyed Certificates. The Board of Directors of the Company (the “Board of Directors”) may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 1.3. Transfers of Stock. Stock of the Company shall be transferable in the manner prescribed by the General Corporation Law of the State of Delaware (“DGCL”) and in these Bylaws. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.
     Section 1.4. Beneficial Owners. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
     Section 1.5. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 2.1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2.2. Annual Meetings. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At such annual meeting the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.
     Section 2.3. Special Meetings. Unless otherwise prescribed by the DGCL or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the President or the Secretary of the Company and shall be called by any such officer at the request in writing of stockholders owning a majority of the capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

     Section 2.5. Record Date. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.
     Section 2.6. Quorum. Except as otherwise provided by the DGCL, by the Certificate of Incorporation, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.9 until a quorum shall attend.
     Section 2.7. Organization. Meetings of stockholders shall be presided over by the President, or in the President’s absence, by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall keep the records of the meeting, but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.8. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.
     Section 2.9. Adjournments. Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2.10. List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Company who is present. In lieu of making and producing such list, the Company may make the information therein available by any other means permitted by the DGCL.
     Section 2.11. Stock Ledger. The stock ledger of the Company shall be the only evidence as to which stockholders are entitled (a) to vote in person or by proxy at any meeting of stockholders, or (b) to examine either the stock ledger, the list required by Section 2.10 or the books of the Company.
     Section 2.12. Action by Written Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the matter required by this Section 2.12 to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 2.13. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, only as provided in the Certificate of Incorporation or these Bylaws. Notice of such alteration, amendment, repeal or adoption of new Bylaws shall be contained in the notice of such meeting of stockholders. All such stockholder alterations, amendments, repeals or adoptions to these Bylaws must be approved by the holders of two-thirds of the outstanding capital stock entitled to vote thereon.
ARTICLE III
DIRECTORS
     Section 3.1. Number and Tenure. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist initially of seven directors, which may be increased or decreased, from time to time, by resolution of a majority of the members at any time constituting the Board of Directors; provided that no such decrease shall have the effect of shortening the term of any incumbent director. Except as provided in Section 3.2 and except as determined by resolution of the Board of Directors, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until the earliest of his death, resignation or removal. A director need not be a stockholder of the Company nor a resident of the State of Delaware.
     Section 3.2. Vacancies. Except as determined by resolution of the Board of Directors, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of stockholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director’s successor is duly elected and qualified, or until the earliest of his death, resignation or removal.
     Section 3.3. Duties and Powers. The business of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 3.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.
     Section 3.5. Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least twenty-four hours before the special meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein.

     Section 3.6. Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.
     Section 3.7. Quorum; Vote Required for Action. Except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.8. Organization. Meetings of the Board of Directors shall be presided over by the President, or, in the President’s absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 3.9. Actions of the Board by Written Consent in Lieu of Meeting. Unless otherwise restricted by the DGCL, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
     Section 3.10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more of the directors of the Company to sit on any such committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent permitted by the DGCL and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

     The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
     Section 3.11. Compensation and Reimbursement of Expenses. The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.
     Section 3.12. Removal. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.
     Section 3.13. Resignation. Any director of the Company may resign at any time by giving written notice of his resignation to the President or Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.14. Interested Directors. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
ARTICLE IV
OFFICERS
     Section 4.1. General. The officers of the Company shall consist of a President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors. Such other officers or agents, as may be deemed necessary, may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by the DGCL, the Certificate of Incorporation or these Bylaws. The officers of the Company need not be stockholders of the Company nor need such officers be directors of the Company. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until the earliest of his death, resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Company. Election or appointment of an officer or an agent shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
     Section 4.2. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.
     Section 4.3. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the President or any Vice President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.
ARTICLE V
INDEMNIFICATION
     Section 5.1. Right to Indemnification. The Company shall indemnify and hold harmless each Indemnitee (as this and all other capitalized words not heretofore defined are defined in Section 5.12 hereof) to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in Proceedings by or in the right of the Company and to the fullest extent permitted by Section 145(a) of the DGCL in all other Proceedings.
     Section 5.2.
     (a) Expenses. If an Indemnitee is, by reason of his Corporate Status, a witness in or is a party to any Proceeding, and is successful on the merits or otherwise, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is a party to and is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.
     (b) Advances. In the event of any threatened or pending Proceeding to which an Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article, following written request to the Company by the Indemnitee, the Company shall promptly pay to the Indemnitee amounts to cover Expenses reasonably incurred by the Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of the Indemnitee providing that the Indemnitee will repay the advance if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as provided herein and (ii) satisfactory evidence as to the amount of such Expenses.
     (c) Repayment of Advances or Other Expenses. The Indemnitee agrees that the Indemnitee shall reimburse the Company for all Expenses paid by the Company in defending any Proceeding against the Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Company for such Expenses.
     Section 5.3. Determination of Indemnification. The Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to the Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of the Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under this Section 5.3 to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination of whether the Indemnitee is entitled to indemnification within 30 days after receipt by the Company of the Indemnitee’s request therefor, a determination of entitlement to indemnification shall be deemed to have been made, and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
     Section 5.4. Payments to Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.
     Section 5.5. Right to Bring Suit. In the event that (i) a determination is made pursuant to Section 5.3 hereof that the Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 5.3 hereof, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the court, or (b) within 90 days after objections to his selection have been overruled by the court, or (c) within 90 days after the time for the Company or the Indemnitee to object to his selection, or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 5.5 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 5.5, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.
     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5.5 that the procedures and presumptions of this Article are not valid,

binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Article. In the event that the Indemnitee, pursuant to this Section 5.5, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
     Section 5.6. Non-Exclusivity of Rights. The rights to receive indemnification and advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of the stockholders or disinterested directors, or otherwise.
     Section 5.7. Other Indemnification. The Company’s obligation, if any, to indemnify any Indemnitee who was or is serving at its request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity.
     Section 5.8. Amendment or Repeal. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, omissions, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.
     Section 5.9. Survival of Rights. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.
     Section 5.10. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.
     Section 5.11. Indemnity Agreements. The Company may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board of Directors may designate.

     Section 5.12. Definitions. For purposes of this Article:
     “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity which such person is or was serving at the request of the Company.
     “Expenses” shall include all reasonable costs associated with: attorneys’ fees; retainers; court costs; transcript costs; fees of experts; witness fees; travel expenses; duplicating costs; printing and binding costs; telephone charges; postage; delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
     “Indemnitee” consists of each director and executive officer of the Company and, upon approval of the Board of Directors, any other person who was or is made, or is threatened to be made a party or is otherwise involved in any Proceeding by reason of his Corporate Status.
     “Independent Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
     “Matter” is a claim, a material issue or a substantial request for relief.
     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 5.6 hereof to enforce his rights under this Article.
     Section 5.13. Communications. Any communication required or permitted to be made to the Company shall be addressed to the Secretary of the Company and any such communication to an Indemnitee shall be addressed to his home address unless he specifies otherwise.
     Section 5.14. Legality. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI
MISCELLANEOUS
     Section 6.1. Disbursements. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 6.2. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors or committee thereof shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
     Section 6.3. Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each year unless otherwise provided by resolution of the Board of Directors.
     Section 6.4. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.